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                                                                    EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement pertaining to the Non-Qualified Stock Option Agreement by and between Advanced Gaming Technology, Inc. (the "Company") and R. Kenneth Landow, USIS International Capital Corporation, Paul Livoto, Stephen Dadson and Robert Hunziker of our report dated January 27, 1997 with respect to the financial statements of Advanced Gaming Technology, Inc. included in its Form 10-KSB filed with the Securities and Exchange Commission on March 28, 1997, as amended.


/s/ ROBISON HILL & CO.
Certified Public Accountants

Salt Lake City, Utah
February 24, 1997